                                   CERTIFICATE

     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Short-Term Bond Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 31, 2001 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on December 27, 2001, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 27th day of December, 2001.




                                         /s/Barry Fink
                                         ---------------------
                                         Barry Fink
                                         Secretary

                                    AMENDMENT


Dated:              December 27, 2001

To be Effective:    December 27, 2001



                                       TO
                       MORGAN STANLEY SHORT-TERM BOND FUND
                              DECLARATION OF TRUST
                                      DATED
                                OCTOBER 21, 1993

     Amendment dated December 27, 2001 to the Declaration of Trust (the "Declaration") of Morgan Stanley Short-Term Bond Fund (the "Trust")
         dated October 21, 1993

     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Limited Duration Fund," such change to be effective on December 27, 2001;

NOW, THEREFORE:

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Limited Duration Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

     "Section 1.2. DEFINITIONS...

     "(o) "TRUST" means the Morgan Stanley Limited Duration Fund."

     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 27th day of December, 2001.

/s/ Michael Bozic                         /s/ Charles A. Fiumefreddo
-------------------------------------     ----------------------------------------
Michael Bozic, as Trustee                 Charles A. Fiumefreddo, as Trustee
and not individually                      and not individually
c/o Mayer, Brown & Platt                  c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees       Harborside Financial Center, Plaza Two
1675 Broadway                             Jersey City, NJ 07311
New York, NY 10019


/s/ Edwin J. Garn                         /s/ Wayne E. Hedien
-------------------------------------     ----------------------------------------
Edwin J. Garn, as Trustee                 Wayne E. Hedien, as Trustee
and not individually                      and not individually
c/o Summit Ventures LLC                   c/o Mayer, Brown & Platt
1 Utah Center                             Counsel to the Independent Trustees
201 S. Main Street                        1675 Broadway
Salt Lake City, UT 84111                  New York, NY 10019


/s/ James F. Higgins                      /s/ Manuel H. Johnson
-------------------------------------     ------------------------------------------
James F. Higgins, as Trustee              Manuel H. Johnson, as Trustee
and not individually                      and not individually
c/o Morgan Stanley Dean Witter Trust FSB  c/o Johnson Smick International Inc.
Harborside Financial Center, Plaza Two    1133 Connecticut Avenue, NW
Jersey City, NJ 07311                     Washington, D.C.  20036


/s/ Michael E. Nugent                     /s/ Philip J. Purcell
-------------------------------------     ------------------------------------------
Michael E. Nugent, as Trustee             Philip J. Purcell, as Trustee
and not individually                      and not individually
c/o Triumph Capital, L.P.                 1585 Broadway
237 Park Avenue                           New York, NY  10036
New York, NY  10017


/s/ John L Schroeder
-------------------------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019

     STATE OF NEW YORK                 )
                                       )ss.:
     COUNTY OF NEW YORK                )

     On this 27th day of December, 2001, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                               /s/ Rosemarie Costagliola
                                               -------------------------
                                               Notary Public


     Rosemarie Costagliola
     NOTARY PUBLIC, State of New York
     No. 01CO6016161
     Qualified in New York County
     Commission Expires November 9, 2002